Exhibit 10.206

FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of February 4, 2009, among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (the “Borrower”), various financial institutions that are party to the Credit Agreement referred to below (the “Lenders”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Lenders, the Administrative Agent and The Bank of Nova Scotia, as syndication agent, are parties to that certain Credit Agreement, dated as of June 15, 2007, as amended by that certain First Amendment to Credit Agreement dated as of July 9, 2008, that certain Second Amendment to Credit Agreement dated as of September 29, 2008, and that certain Third Amendment to Credit Agreement dated as of November 17, 2008 (as so amended, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to make certain modifications to the Credit Agreement as set forth herein;

NOW, THEREFORE, it is agreed:

I. Amendments to Credit Agreement.

1.     Section 1.1 of the Credit Agreement is hereby amended by replacing the existing definitions of “Letter of Credit Commitment Amount,” “Maximum Enhancement Letter of Credit Amount,” and “Revolving Loan Commitment Amount” contained therein with the following new definitions, and by adding the following definitions of “Fourth Amendment,” “Fourth Amendment Effective Date, ” and “Maximum CP Enhancement Letter of Credit Amount,” in their appropriate alphabetical order:

“Fourth Amendment” means the Fourth Amendment, dated as of February 4, 2009, to this Agreement.

“Fourth Amendment Effective Date” means the “Fourth Amendment Effective Date”, as defined in the Fourth Amendment.

“Letter of Credit Commitment Amount” means, from and after the date on which the Stated Amount of the Letter of Credit referred to in Section II(5)(iii) of the Fourth Amendment has been reduced to the amounts stated therein, $290,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.3.

“Maximum CP Enhancement Letter of Credit Amount” means, from and after the date on which the Stated Amount of the Letter of Credit referred to in Section II(5)(iii) of the Fourth Amendment has been reduced to the amounts stated therein, $81,650,000.

“Maximum Enhancement Letter of Credit Amount” means, from and after the date on which the Stated Amount of the Letter of Credit referred to in Section II(5)(iii) of the Fourth Amendment has been reduced to the amounts stated therein, $148,700,000.

“Revolving Loan Commitment Amount” means, from and after the date on which the Stated Amount of the Letter of Credit referred to in Section II(5)(iii) of the Fourth Amendment has been reduced to the amounts stated therein, $290,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

2.         The following clause (E) is added to clause (ii) of subsection (a) of Section 4.1 of the Credit Agreement after clause (D) thereof (and the word “and” is deleted from the end of such clause (D) and the word “or” is substituted therefor):

(E) in the case of a CP Enhancement Letter of Credit, an amount that would result in all Letter of Credit Outstandings with respect to CP Enhancement Letters of Credit (giving effect to any issuance, increase, decrease or extension then requested with respect to any CP Enhancement Letters of Credit) exceeding the Maximum CP Enhancement Letter of Credit Amount; and

3.         Subsection (c) of Section 8.1.2 of the Credit Agreement is amended by adding the following to the end of such subsection (c) (before “; and”):

; provided, for the avoidance of doubt, that (i) the Borrower and its Subsidiaries are not required to maintain, preserve, renew or replace either or both of the CP Program and the Conduit Program, and (ii) the termination and non-replacement, at any time, of either or both of the CP Program and the Conduit Program shall not constitute a Default or Event of Default under any provision of the Credit Agreement (except as provided for in Section 9.1.5(b)(iii)).

4.         Clause (iii) of subsection (b) of Section 9.1.5 of the Credit Agreement is amended by adding the following to the end of such clause (iii):

; provided that, for the purposes of this clause (iii), (A) the termination and non-replacement of the CP Program will not constitute an Event of Default under this clause (iii) so long as the lenders under the Liquidity Facility are repaid in full, the CP Enhancement Letter of Credit has not been drawn upon, and RCFC, DTFC and/or the Borrower have requested that the CP Enhancement Letter of Credit be terminated, and (B) the termination and non-replacement of the Conduit Program will not constitute an Event of Default under this clause (iii) so long as the noteholders under the Conduit Program are repaid in full, the related Enhancement Letter of Credit has not been drawn upon, and RCFC and/or the Borrower have requested that such Enhancement Letter of Credit be terminated.

5.         Notwithstanding anything to the contrary contained in the Credit Agreement, for the avoidance of doubt, the termination and non-replacement, at any time, of either or both of the CP Program and the Conduit Program shall not constitute a Default or Event of Default under any provision of the Credit Agreement (except as expressly provided for therein) and shall not impair the ability of the Borrower to request and receive any further Credit Extensions under the Credit Agreement.

6.         Effective upon reduction of the Revolving Loan Commitment Amount to $290,000,000 in accordance with the amended definition thereof, Schedule 1(A) of the Credit Agreement is amended and restated in its entirety to read as set forth in Schedule 1(A) attached hereto.

II. Miscellaneous Provisions.

1. In order to induce the Lenders to enter into this Fourth Amendment, the Borrower hereby represents and warrants that:

(a)       no Default or Event of Default exists on the Fourth Amendment Effective Date (as defined below), immediately before and after giving effect to this Fourth Amendment; and

(b)       all of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Fourth Amendment Effective Date immediately before and after giving effect to this Fourth Amendment, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2. This Fourth Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.

3. This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5. This Fourth Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when:

(i) the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to:

Bingham McCutchen LLP

One State Street

Hartford, Connecticut

Attention: Peter Bruhn

Fax: (860) 240-2800

Email: peter.bruhn@bingham.com

(ii) the Borrower shall have paid to Bingham McCutchen LLP, special counsel to the Administrative Agent, by wire transfer of immediately available funds, all reasonable fees and expenses (as set out in a written summary invoice received by the Borrower at least one Business Day prior to the Fourth Amendment Effective Date) owed to Bingham McCutchen LLP as of the date of such invoice in connection with the Loan Documents, the Obligations and the administration thereof, including all fees and expenses incurred in connection with the preparation, negotiation and execution of this Fourth Amendment and the transactions contemplated to be effected in connection with such execution and with the satisfaction of the conditions to the occurrence of the Fourth Amendment Effective Date (it being understood that the Borrower agrees to pay such fees and expenses regardless of whether the Fourth Amendment Effective Date occurs);

(iii) the Borrower shall have provided to the Administrative Agent and the Issuer a Request for Reduction of Series 1998-1 Letter of Credit Amount substantially in the form of Exhibit D to the CP Enhancement Letter of Credit Application and Agreement dated as of June 15, 2007 among the Borrower, Dollar Thrifty Funding, RCFC, DTG Operations, Inc., and DBTCA, as the Series 1998-1 Letter of Credit Provider, and in accordance with Section 2.1 of such Agreement, and duly executed by the Borrower and Dollar Thrifty Funding, requesting that the Stated Amount of the Enhancement Letter of Credit issued for the benefit of the trustee under the Second Amended and Restated Series 1998-1 Supplement dated as of February 14, 2007 (as amended) be reduced by $50,000,000 to $81,650,000; and

(iv) (A) DBTCA, in its capacities as Trustee, Enhancement Provider and Master Collateral Agent, as applicable, shall have executed and delivered each of the amendments to the supplemental indentures and the amended and restated master motor vehicle leases under the MTN Program in substantially the form heretofore presented to DBTCA for execution (the “MTN Amendments”), (B) the Borrower, RCFC, DTG Operations, Inc., each Insurer with respect to the relevant series of notes under the MTN Program and each other signatory thereto necessary for the effectiveness thereof shall have executed and delivered the MTN Amendments, (C) all rating agency and any other approvals necessary for the effectiveness of the MTN Amendments shall have been obtained, and (D) each of the MTN Amendments shall be, or shall become simultaneously with the effectiveness of this Fourth Amendment, in full force and effect;

provided, however, that in the event any of the foregoing conditions to effectiveness set forth in this Section 5 shall not have been met on or prior to February 5, 2009, it is understood and agreed that this Fourth Amendment shall be of no force and effect whatsoever, and no party hereto shall have any right or obligation with respect to any other party whatsoever with respect to any agreement set forth herein (all such rights and obligations being governed exclusively by the Credit Agreement as in effect without regard to this Fourth Amendment).

6. From and after the Fourth Amendment Effective Date, each reference in the Credit Agreement and in each of the other Loan Documents to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified hereby on the Fourth Amendment Effective Date, pursuant to the terms of this Fourth Amendment.

* * *

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officer or officers to execute and deliver this Fourth Amendment as of the date first above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By_________________________________

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent and a Lender

By__________________________________

Name:

Title:

By__________________________________

Name:

Title:

- Signature Page to Fourth Amendment -

SIGNATURE PAGE TO THE  FOURTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

Name of Lender: ____________________________

By:_____________________________
Name:
Title:

- Signature Page to Fourth Amendment -

SCHEDULE I(A)

COMMITMENTS

LENDER	REVOLVING LOAN COMMITMENT
Bank of America, N.A.	$36,457,142.88
Deutsche Bank Trust Company Americas	$24,857,142.85
The Bank of Nova Scotia	$24,857,142.85
Credit Suisse, Cayman Island Branch	$19,057,142.85
Bank of Oklahoma, N.A.	$16,571,428.57
JP Morgan Chase Bank, N.A.	$16,571,428.57
Morgan Stanley Bank	$14,085,714.28
Bank of Tokyo - Mitsubishi UFJ Trust Company	$13,257,142.85
BMO Capital Markets Financing, Inc.	$13,257,142.85
Wells Fargo Bank, N.A.	$13,257,142.85
Fortis Capital Corp.	$11,600,000.00
International Bank of Commerce	$11,600,000.00
Raymond James Bank, FSB	$9,942,857.15
Sumitomo Mitsui Banking Corporation	$9,942,857.15
Bayerische Hypo-und Vereinsbank, AG New York Branch	$9,114,285.72
MidFirst Bank	$9,114,285.72
Arvest Bank	$9,114,285.72
BNP Paribas	$7,457,142.85
Amegy Bank National Association	$7,457,142.85
National City Bank of Cleveland	$6,628,571.44
M&I Marshall & Ilsley Bank	$5,800,000.00

TOTAL	$290,000,000